As filed with the Securities and Exchange Commission on December 17, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1163725
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices)

Employees’ Thrift Plan of
Indianapolis Power & Light Company

(Full title of the plan)

Victoria D. Harker
Executive Vice President and Chief
Financial Officer
The AES Corporation
4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203
(703) 522-1315
(Name and address, including zip code, and
telephone number of agent for service)

Copy to: John E. McGrady III, Esq. Buchanan Ingersoll & Rooney PC One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, Pennsylvania 15219-1410 (412) 562-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01	6,000,000 (2)(3)(4)	$6.975	$41,850,000	$1,645

(1)                                  Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Act”), and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on December 12, 2008.

(2)                                  Shares of the registrant are issuable under the Employees’ Thrift Plan of Indianapolis Power & Light Company (the “Plan”) pursuant to the terms of the Agreement and Plan of Share Exchange between the registrant and IPALCO Enterprises, Inc., dated as of July 15, 2000.

(3)                                  In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(4)                                  If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this registration statement changes, the provisions of Rule 416 under the Act shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

The Exhibit Index for this registration statement is at page 5.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register additional shares of Common Stock, par value $0.01, of the registrant (and plan interests) covered by the Employees’ Thrift Plan of Indianapolis Power & Light Company (the “Plan”), the same classes of securities for which registration statements on Form S-8 were previously filed and declared effective (Registration No. 333-82306, Registration No. 333-115028 and Registration No. 333-135128) in connection with the Plan.  The contents of Registration Nos. 333-82306, 333-115028 and 333-135128 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit No.	Description	Method of Filing

5.1	Opinion of Buchanan Ingersoll & Rooney PC	Filed herewith.

23.1	Consent of Registered Independent Public Accounting Firm	Filed herewith.

23.3	Consent of Buchanan Ingersoll & Rooney PC	(included in its opinion
filed as Exhibit 5.1 hereto)

24.1	Power of Attorney	Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 17th day of December, 2008.

THE AES CORPORATION

By:	/s/ Victoria D. Harker
Victoria D. Harker
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of December, 2008.

Signature	Capacity

*	President, Chief Executive Officer and Director
Paul T. Hanrahan	(Principal Executive Officer)

*	Director
Kristina M. Johnson

*	Director
John A. Koskinen

*	Director
Philip Lader

*	Director
Sandra O. Moose

*	Director
John B. Morse, Jr.

Chairman and Lead Independent Director
Philip A. Odeen

*	Director
Charles A. Rossotti

*	Director
Sven Sandstrom

/s/ Victoria D. Harker	Executive Vice President and Chief Financial
Victoria D. Harker	Officer
(Principal Financial Officer)

/s/ Mary E. Wood	Vice President and Controller
Mary E. Wood	(Principal Accounting Officer)

*By:	/s/ Brian A. Miller
Brian A. Miller
Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 17th day of December, 2008.

EMPLOYEES’ THRIFT PLAN OF
INDIANAPOLIS POWER & LIGHT COMPANY

By:	/s/ Kirk B. Michael
Kirk B. Michael,
on behalf of the Employees’ Pension &
Benefits Committee,
Indianapolis Power & Light Company,
Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

5.1	Opinion of Buchanan Ingersoll & Rooney PC	Filed herewith.

23.1	Consent of Registered Independent Public Accounting Firm	Filed herewith.

23.3	Consent of Buchanan Ingersoll & Rooney PC	(included in its opinion
filed as Exhibit 5.1 hereto)

24.1	Power of Attorney	Filed herewith.